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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Support.com, Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Omnibus Equity Incentive Plan, as amended and the 2000 Employee Stock Purchase Plan, as amended, of Support.com Inc. of our report dated January 16, 2001, with respect to the financial statements of Support.com Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP


Palo Alto, California
July 20, 2001

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